STOCK ESCROW AGREEMENT

THIS STOCK ESCROW AGREEMENT, dated as of                 , 2006 (the “Agreement”), by and among APEX BIOVENTURES ACQUISITION CORPORATION, a Delaware corporation (the “Company”), the undersigned parties listed under Initial Stockholders on the signature page hereto (collectively, the “Initial Stockholders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated _________, 2006 (“Underwriting Agreement”), with CRT CAPITAL GROUP, LLC (“CRT”), acting as underwriter, pursuant to which, among other matters, CRT has agreed to purchase 9,375,000 units (the “Units”) of the Company’s securities.  Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated                , 2006 (the “Prospectus”), comprising part of the Company’s Registration Statement on Form S-1, as amended (File No. 333-135755) under the Securities Act of 1933, as amended (the “Registration Statement”), which was declared effective on                     , 2006 (the “Effective Date”);

WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Units to deposit (a) those shares of Common Stock of the Company purchased by each of them as set forth opposite their respective names under the heading “Number of Founder Shares” in Exhibit A attached hereto (collectively, the “Founder Shares”), and (b) those shares of Common Stock of the Company issued as a stock dividend to each of them as set forth opposite their respective names under the heading “Number of Dividend Shares” in Exhibit A attached hereto (collectively the “Dividend Shares” and collectively, with the Founder Shares, plus such additional shares as may be hereafter deposited into escrow pursuant to Section 4.2 or otherwise, less such Dividend Shares which may be released in accordance with the Dividend Share Repurchase Agreement (defined below) and Section 3 below, the “Escrow Shares”), in escrow as hereinafter provided;

WHEREAS, the Company and each of the Initial Stockholders have entered into a letter agreement, dated as of _______, 2006 (the “Dividend Share Repurchase Agreement”), pursuant to which each of the Initial Stockholders has granted the Company the right to repurchase the Dividend Shares under certain circumstances; and

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Appointment of Escrow Agent.  The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares.  On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement.  Each Initial Stockholder acknowledges that the certificate representing his or her Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares.  The Escrow Agent shall hold the Escrow Shares until (a) the expiration of one year from consummation of the Company’s initial Business Combination (as such term is defined in the Certificate of Incorporation of the Company), or (b) any time after six months from consummation of a Business Combination if the volume weighted average price of the Common Stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period (the “Escrow Period”), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder’s Escrow Shares to such Initial Stockholder; provided, however, that (i) upon receipt of joint written notice from the Company and the Initial Stockholders that the Company has exercised its right to repurchase some or all of the Dividend Shares pursuant to the Dividend Repurchase Agreement, the Escrow Agent will release to the Company all of the stock certificates evidencing Dividend Shares (it being understood that, if the Company has elected to purchase less than all of the Dividend Shares, it shall (A) issue new stock certificates, registered to each of the Initial Stockholders, representing the Dividend Shares held by each Initial Stockholder which have not be so purchased, and (B) deliver such new stock certificates to the Escrow Agent to hold pursuant to this Agreement), (ii) if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then immediately prior to the effectiveness of such liquidation, the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares and the Escrow Shares shall no longer be considered to be issued and outstanding securities of the Company, and (iii) if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chairman, Chief Executive Officer or Vice President of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Shares to the Initial Stockholders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

4. Rights of Initial Stockholders in Escrow Shares.

4.1 Voting Rights as a Stockholder.  Subject to the terms of the Insider Letter described in Section 4.4 hereof, and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote their Escrow Shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer.  During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except, with respect to (a) an Initial Stockholder that is an entity, a dividend, distribution or contribution to any individual or entity controlling, controlled by, or under common control with such Initial Stockholder, or any stockholder, member, partner or limited partner of such Initial Stockholder, for which no or nominal consideration is received, and (b) with respect to an Initial Stockholder who is an individual, (i) to a member of Initial Stockholder’s immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a person related to an Initial Stockholder by blood, marriage or adoption, or (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares.  During the Escrow Period, no Initial Stockholder shall pledge or grant a security interest in his, her or its Escrow Shares or grant a security interest in his, her or its rights under this Agreement.

4.4 Insider Letters.  Each of the Initial Stockholders has executed a letter agreement with CRT and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including, but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.  The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances.  From time to time, on and after the date hereof, the Company and the Initial Stockholders shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder.  If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Stockholders, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.  Miscellaneous.

6.1 Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the Delaware.

6.2 Third Party Beneficiaries.  Each of the Initial Stockholders hereby acknowledges that CRT is a third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of CRT.

6.3 Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and by CRT.

6.4  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:
Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010
Attention: Chief Executive Officer

If to a an Initial Stockholder, to his, her or its address set forth in Exhibit A;

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention:  Chairman

A copy of any notice sent hereunder shall be sent (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue, 25th Floor
New York, New York 10017
Attention: Joel I. Papernik, Esq. and
Jeffrey P. Schultz, Esq.
and:
CRT Capital Group, LLC
    262 Harbor Drive
    Stamford, Connecticut 06902
    Attention: George Bickerstaff, Managing Director

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the undersigned have executed this Stock Escrow Agreement as of the date first written above.

COMPANY:	APEX BIOVENTURES ACQUISITION CORPORATION

By:
K. Michael Forrest, Chief Executive Officer

INITIAL STOCKHOLDERS:	K. MICHAEL FORREST

JOHN J. CHANDLER

NANCY T. CHANG

EASTON ASSOCIATES, LLC

By:
Robert J. Easton, Chairman

INVIVOS LIMITED PARTNERS

By:	Invivos Partners, Ltd., its general partner

By:
Darrell J. Elliott, President

TREASURE ROAD PARTNERS, LTD.

By:
Gary E. Frashier, Manager

ANTHONY J. SINSKEY

ROBERT L. VAN NOSTRAND

 EXHIBIT A
TO
STOCK PURCHASE AGREEMENT

Name and Address of Initial Stockholder	Number of Founder Shares	Stock Certificate Number	Number of Dividend Shares	Stock Certificate Number	Date of Insider Letter

K. Michael Forrest 18 Farm Lane Hillsborough, CA 94010	598,252	001	89,738		August __, 2006

John J. Chandler 467 Winged Foot Road Half Moon Bay, CA 94019	152,578	002	22,887		August __, 2006

Nancy T. Chang 10301 Stella Link Houston, TX 77025	141,797	003	21,270		August __, 2006

Easton Associates, LLC 555 Fifth Avenue New York, NY 10017	384,033	004	57,605		August __, 2006

Invivos Limited Partners 1763 Orkney Place North Vancouver, BC V7H 2Z1	353,760	005	53,064		August __, 2006

Treasure Road Partners, Ltd. 215 West Bandera Road, Suite 114 Boerne, TX 78006	384,033	006	57,605		August __, 2006

Anthony J. Sinskey Department of Biology, Room 68-30A Massachusetts Institute of Technology Cambridge, MA 02139	141,797	007	21,270		August __, 2006

Robert L. Van Nostrand Mariners Circle West Islip, NY 11795	187,500	008	28,125		August __, 2006

A-1